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                                                                   EXHIBIT 3.139



    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 06/19/1998
  981238121 -- 2910862



                            CERTIFICATE OF FORMATION

                                       OF

                       TRIUMPH OUTDOOR RHODE ISLAND, LLC

         1. The name of the limited liability company is Triumph Outdoor Rhode Island, LLC.

         2. The address of its registered office in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Kent County, Delaware, 19901. The name of its registered agent at such address is United Corporate Services, Inc.

         3. This Certificate of Formation shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Triumph Outdoor Rhode Island, LLC as of this 18th day of June, 1998.

                                                       /s/ Jennifer Bertsch
                                                       ------------------------
                                                       Jennifer Bertsch
                                                       Organizer